As filed with the Securities and Exchange Commission on December 21, 2001
                                                        Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------

                           U. S. ENERGY SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                            52-1216347
(State or other jurisdiction                                (I.R.S. employee
of incorporation or organization)                           identification no.)

                           One North Lexington Avenue
                          White Plains, New York 10601
                    (Address of principal executive offices)

     U. S. Energy Systems, Inc.'s 2000 Executive Incentive Compensation Plan
                              (Full title of Plan)

                             Allen J. Rothman, Esq.
                                 General Counsel
                           U. S. Energy Systems, Inc.
                           One North Lexington Avenue
                          White Plains, New York 10601
                     (Name and address of agent for service)

                                 (914) 993-6443
          (Telephone number, including area code of agent for service)
                               -------------------

                                    Copy to:

                             S. Asher Gaffney, Esq.
               Robinson Brog Leinwand Greene Genovese & Gluck P.C.
                           1345 Avenue of the Americas
                          New York, New York 10105-0143
                            Telephone: (212) 603-6300


                         CALCULATION OF REGISTRATION FEE
================================================================================

                                               Proposed Maximum         Proposed Maximum        Amount of
Title of Securities      Amount to be          Offering Price Per      Aggregate Offering     Registration Fee
to be Registered         Registered (2)           Share(1)(2)               Price(1)


------------------------------------------------------------------------------------------ ----------------------


Common Stock, par          10,000,000                $4.75               $47,500,000            $11,352.50
value $.01 per share

======================== ====================== ====================== ====================== ======================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 (the "Act") on the basis of the last reported sales price of $4.75 for one share of the registrant's common stock on December 17, 2001.

(2) Pursuant to Rule 416 under the Act, an indeterminate number of shares of Common Stock that may become issuable pursuant to antidilution provisions of the registrant's 2000 Executive Incentive Compensation Plan (the "Plan") are also being registered.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.   Plan Information

                  Not required to be filed with this Registration Statement.

Item 2.   Registrant Information and Employee Plan Annual Information.

                  Not required to be filed with this Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

                  The following documents which have been heretofore filed with the SEC by U.S. Energy are incorporated by reference in this Registration
Statement:

                  (a) our (i) Annual Report on Form 10-KSB for the period ended December 31, 2000 and (ii) the prospectus included in Post-Effective Amendment No. 4 to our Registration Statement on Form SB-2 (File No. 333-04612) filed with the SEC on or about May 23, 2001, as supplemented pursuant to a Supplement filed with the SEC on June 20, 2001;

                  (b) all other reports filed by us pursuant to Sections 13(a) or 15(d) of the Exchange Act (as defined below) since the end of the fiscal year covered by our documents identified in paragraph (a) above, including our Quarterly Reports on Form 10-QSB for the periods ended March 31, 2001, June 30, 2001 and September 30, 2001 and our Current Report on Form 8-K dated June 11, 2001; and

                  (c) the description of our Common Stock contained in our Registration Statement on Form 8-A filed under the Exchange Act, as amended or supplemented from time to time.

                  All documents subsequently filed by US Energy pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

                  Not Applicable

Item 5.   Interests of Named Experts and Counsel.

                  Allen J. Rothman, a director and general counsel of U. S. Energy, is of counsel to Robinson Brog Leinwand Greene Genovese & Gluck P.C. ("Robinson Brog"), which has issued an opinion with respect to the securities issuable pursuant to this Registration Statement. Attorneys affiliated with of Robinson Brog beneficially own approximately 350,000 shares of US Energy common stock (including options to acquire common stock).

Item 6.   Indemnification of Directors and Officers.

                  As permitted by Section 102(b)(7) of the Delaware General Corporation Law, US Energy's Certificate of Incorporation provides that no director is personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                  US Energy's Bylaws generally provide that the Registrant shall indemnify, to the fullest extent authorized by the Delaware General Corporation Law, each person who is involved in any litigation or other proceeding because he or she is or was a director or officer of US Energy against all expense, loss or liability in connection therewith.

                  Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action indemnification may be made only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of an action or suit, if such person has acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant is reasonably entitled to indemnification for such expenses despite such adjudication of liability. The right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition upon the delivery to the corporation of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification.

                  US Energy has directors' and officers' liability insurance.

Item 7.   Exemption from Registration Claimed.

                  Not Applicable.

Item 8. Exhibits.

                  See "Exhibit Index" on page II - 7 below.

Item 9.   Required Undertakings.

                  (a)      The undersigned Registrant hereby undertakes:

                           (1) That for determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

                           (2) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                 SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on December 19, 2001.

                                            U. S. ENERGY SYSTEMS, INC.


                                          By: /s/Lawrence I. Schneider
                                                 ---------------------
                                                 Lawrence I. Schneider,
                                                 Chairman of the Board




                       POWERS OF ATTORNEY AND SIGNATORIES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the undersigned officers and directors of U.S. Energy Systems, Inc. hereby constitutes and appoints Lawrence
I. Schneider and Robert C. Benson and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him in his name in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and to prepare any and all exhibits thereto, and other documents in connection therewith, and to make any applicable state securities law or blue sky filings, granting unto said attorneys-in- fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done to enable U.S. Energy Systems, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



SIGNATURE                                TITLE                                    DATE


/s/ Lawrence I. Schneider                Chairman of the Board of Directors        December 19, 2001
    ---------------------                (Principal Executive officer)
    LAWRENCE I. SCHNEIDER

/s/ Robert C. Benson                     Chief Financial Officer                   December 19, 2001
    ----------------                     (Principal Financial and Accounting
    ROBERT C. BENSON                      Officer)


                                         Director                                  December   , 2001
    -------------
    GORAN MORNHED

                                         Director                                  December   , 2001
    -----------------
    BERNARD J. ZAHREN

/s/ Henry Schneider                      Director                                  December 19, 2001
    --------------
    HENRY SCHNEIDER

/s/ Howard Nevins                        Director                                  December 19, 2001
    -------------
    HOWARD NEVINS

                                         Director                                  December   , 2001
    ----------
    EVAN EVANS

/s/ Stanleigh Fox                        Director                                  December 19, 2001
    -------------
    STANLEIGH FOX

/s/ Irving Levine                        Director                                  December 19, 2001
    -------------
    IRVING LEVINE

/s/ Allen J. Rothman                     Director                                  December 19, 2001
    ----------------
    ALLEN J. ROTHMAN

                                         Director                                  December   , 2001
    ------------
    MARK STRAUCH

                                         Director                                  December   , 2001
    -------------------
    M. STEPHEN HARKNESS


                                  EXHIBIT INDEX
Exhibit
Number            Description
-------           -----------

5.1 Opinion of Robinson Brog Leinwand Greene Genovese & Gluck P.C. regarding the securities being registered hereunder.

23.1              Consent of Kostin, Ruffkess & Company, LLC

23.2              Consent of Richard A. Eisner & Company, LLP

23.3              Consent of Robinson Brog Leinwand Greene Genovese & Gluck P.C.
                  (included in Exhibit 5.1).

24.1 Powers of Attorney (included on the signature page to this Registration Statement).

                                                                    EXHIBIT 5.1
               ROBINSON BROG LEINWAND GREENE GENOVESE & GLUCK P.C.
                           1345 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10105-0143
--------------------------------------------------------------------------------

                                 (212) 603-6300
--------------------------------------------------------------------------------

                           TELECOPIER: (212) 956-2164


                                December 21, 2001

U. S. Energy Systems, Inc.
One North Lexington Avenue
White Plains, New York 10601

Ladies and Gentlemen:

                  We have acted as counsel for the U. S. Energy Systems, Inc., a Delaware corporation (the "Company") in connection with the preparation of this Registration Statement on Form S-8 (together with all exhibits thereto, the "Registration Statement"), filed on or about the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the "Act"). The Registration Statement relates to the issuance and proposed issuance by the Company of up to 10,000,000 shares of Common Stock, par value of $.01 per share (the "Shares"), pursuant to the Company's 2000 Executive Incentive Compensation Plan (the "Plan").

                  This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

                  We have examined originals or copies, certified or otherwise identified to own satisfaction, of such documents, corporate certificates of public officials, certificates of officers or representatives of the Company and others, as we have deemed necessary or appropriate for the purpose of rendering this opinion. We are assuming that the Company maintains (i) an adequate number of authorized and unissued shares of Common Stock available for issuance to persons who are granted Awards (the "Awards") and under the Plan, (ii) the consideration for shares of Common Stock issued pursuant to the Awards granted under the Plan is actually received by the Company as provided in the Plan and the applicable Awards, and (iii) that Awards and shares of Common Stock will be issued in accordance with the terms of the Plan.

                  We are members of the Bar of the State of New York and the opinion expressed herein is limited to the law of the State of New York, the General Corporation Law of the State of Delaware and Federal law of the United States of America.

                  Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized for issuance and, when and to the extent issued pursuant to the Plan and the related Award, will be validly issued, fully paid and nonassessable shares of common stock of the Company.

                  We consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act.

                                             Very truly yours,

                                             Robinson Brog Leinwand Greene
                                               Genovese & Gluck P.C.

                                             By: /s/S. Asher Gaffney
                                                    -------------------------
                                                    S. Asher Gaffney, Partner

                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


                  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of U. S. Energy Systems, Inc.'s on Form S-8 of our report, dated March 23, 2001 included in the
U. S. Energy Systems, Inc.'s Annual Report on Form 10-KSB for the period ended December 31, 2000 and to all references to our firm included in this registration statement.


West Hartford, Connecticut
December 20, 2001




                                         /s/KOSTIN, RUFFKESS & COMPANY, LLC

EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to U.S. Energy Systems, Inc.'s 2000 Executive Incentive Compensation Plan of our report dated April 7, 2000, with respect to the consolidated financial statements of U.S. Energy Systems, Inc. included in its the Annual Report on Form 10-KSB for the period ended December 31, 2000, filed with the Securities and Exchange Commission.



/s/ Richard A. Eisner & Company, LLP


New York, New York
December 20, 2001